Exhibit 1.1

ENDOCEUTICS, INC.

5,750,000 Shares

Common Stock

UNDERWRITING AGREEMENT

Dated                     , 2007

UNDERWRITING AGREEMENT

                    , 2007

First Albany Capital Inc.

Oppenheimer & Co. Inc.

Stifel, Nicolaus & Company, Incorporated

c/o First Albany Capital Inc.

One Penn Plaza

New York, New York 10119

Ladies and Gentlemen:

EndoCeutics, Inc., a corporation incorporated under the laws of Canada (the “Company”), proposes to issue and sell to the underwriters listed on Schedule A hereto (the “Underwriters”) 5,750,000 shares (the “Firm Shares”) of its common stock, no par value per share (the “Common Stock”). The Company is a wholly-owned subsidiary of EndoResearch, Inc., a corporation incorporated under the laws of the Province of Quebec, Canada (“EndoResearch”). The Company further proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 862,500 additional shares (the “Additional Shares”) of its Common Stock as set forth below. The Firm Shares and the Additional Shares are herein collectively called the “Shares.”

The terms, “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement.

The Company and EndoResearch wish to confirm as follows their respective agreements with the Underwriters in connection with the Underwriters’ purchase from the Company of the Shares.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (File No. 333-140927), including a prospectus, relating to the offer and sale of the Shares. Except where the context otherwise requires, “Registration Statement,” as used herein, means such registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof, (ii) any information contained in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of such registration statement at the time of effectiveness pursuant to Rule 430(A) or Rule 430(C) under the Act and (iii) any registration statement filed by the Company to register the offer and sale of Shares pursuant to Rule 462(b) under the Act in connection with the offering of the Shares (a “462(b) Registration Statement”). If it is contemplated, at the time this Agreement is executed and delivered, that a post-effective amendment to the aforesaid registration statement will be filed and must be declared effective before the offering of the Shares may commence, the term “Registration Statement” shall include the aforesaid registration statement as amended by said post-effective amendment.

The Company has furnished to you, for use by the Underwriters and by dealers in connection with the offering of the Shares, copies of one or more preliminary prospectuses relating to the Shares. Except where the context otherwise requires, “Preliminary Prospectus,” as used herein, means each such preliminary prospectus, in the form so furnished.

Except where the context otherwise requires, “Prospectus,” as used herein, means the prospectus filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), or, if no such filing is required, the prospectus included in the Registration Statement at the time it became effective under the Act, in each case in the form furnished by the Company to you, for use by the Underwriters and by dealers in connection with the offering of the Shares.

“Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule B attached hereto and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act) (each such road show, a “Road Show”).

“Disclosure Package,” as used herein, means (i) the Preliminary Prospectus dated March 28, 2007, which is the form of preliminary prospectus most recently furnished to the Underwriters for use by the Underwriters and dealers in connection with the offering of the Shares and (ii) the Permitted Free Writing Prospectuses listed on Schedule B attached hereto.

“Applicable Time,” as used herein, means              [AM/PM] (Eastern time) on                     , 2007 or such other time as agreed by the Company and First Albany Capital Inc. (“First Albany”).

“Issuer Free Writing Prospectus,” as used herein, means any “written communication” (as defined in Rule 405 under the Securities Act), created by the Company or EndoResearch for use by, or with the permission of, the Company or EndoResearch that constitutes an offer to sell or solicitation of an offer to buy the Securities, including any Permitted Free Writing Prospectus listed on Schedule B attached hereto.

“Restructuring Agreements,” as used herein, means those certain agreements entered into between EndoResearch and the Company whereby EndoResearch assigned and transferred its rights in certain assets to the Company referred to as the Master License Agreement between EndoResearch and the Company dated                     , 2007 (the “Master License Agreement”) and the Equipment Agreement between the EndoResearch and the Company dated                     , 2007 (the “Equipment Agreement”).

The Company, EndoResearch and the Underwriters agree as follows:

1. Purchase, Sale and Delivery of Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of U.S. $                 per share, the respective numbers of Firm Shares set forth opposite the names of the Underwriters on Schedule A hereto, subject to adjustment in accordance with Section 9 hereof. The Company and EndoResearch are advised that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. The Underwriters may from time to time, after the Firm Shares have initially been offered to the public, increase or decrease the public offering price to such extent as you may determine.

The Company will deliver the Firm Shares to you through the facilities of The Depository Trust Company (“DTC”) for the accounts of the several Underwriters against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank identified by the Company to First Albany drawn to the order of the Company, at the office of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019, at 9:00 A.M., New York time, on                     , 2007, or at such other time not later than seven full business days thereafter as First Albany and the Company determine, such time being herein referred to as the “time of purchase.” As used herein, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading. The certificates for the Firm Shares so to be delivered will be in the form of one or more global securities in definitive form deposited with DTC and registered in the name of Cede & Co., as nominee for DTC, and will be made available for checking at least 24 hours prior to the time of purchase.

In addition, upon written notice from First Albany given to the Company on or before the close of business, New York time, on the 30th day subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Additional Shares at the same purchase price per Additional Share as that to be paid for each Firm Share. The Company agrees to sell to the Underwriters the number of Additional Shares specified in such notice, and the Underwriters agree, severally and not jointly, to purchase such Additional Shares. Such Additional Shares shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Shares set forth opposite such Underwriter’s name on Schedule A hereto bears to the total number of Firm Shares (subject to adjustment by First Albany to eliminate fractions and subject to adjustment in accordance with Section 9 hereof) and may be purchased by the Underwriters only for the purpose of covering over-allotments, if any, made in connection with the sale of the Firm Shares. No Additional Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Additional Shares or any portion thereof may be exercised from time to time and, to the extent not previously exercised, may be surrendered and terminated at any time upon notice by First Albany to the Company.

Each time for the delivery of and payment for the Additional Shares, being herein referred to as an “additional time of purchase,” which may be the time of purchase, shall be determined by First Albany but shall be not later than five full business days after written notice of election to purchase Additional Shares is given. The Company will deliver the Additional Shares being purchased at each additional time of purchase to you through the facilities of DTC for the accounts of the several Underwriters against payment of the purchase price therefor in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank identified by the Company to First Albany drawn to the order of the Company, at the above office of Dewey Ballantine LLP at 9:00 A.M., New York time. The certificates for the Additional Shares being purchased at each additional time of purchase will be in the form of one or more global securities in definitive form deposited with DTC and registered in the name of Cede & Co., as nominee for DTC, and will be made available for checking at a reasonable time in advance of such additional time of purchase.

As compensation to the Underwriters for their obligations hereunder, (i) at the time of purchase, the Company will pay to First Albany, and EndoResearch will cause the Company to pay to First Albany, for the accounts of the Underwriters, a commission equal to U.S. $[        ] per Firm Share being purchased by the Underwriters and (ii) at any additional time of purchase, the Company will pay to First Albany, for the accounts of the Underwriters, a commission equal to U.S. $[        ] per Additional Share then being purchased by the Underwriters.

It is understood that the several Underwriters propose to offer the Shares for sale to the public as set forth in the Prospectus.

2. Representations and Warranties of the Company. The Company and EndoResearch, jointly and severally, represent and warrant to and agree with each of the Underwriters that:

(a) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of Canada, with the requisite corporate power and authority to own, lease and operate its properties and conduct its business as contemplated by the Registration Statement, the Disclosure Package and the Prospectus. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business as contemplated by the Registration Statement, the Disclosure Package or the Prospectus requires or will require such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, either (i) have a material adverse effect on the business, operations, properties, prospects, management, condition (financial or other) or results of operations of the Company or (ii) prevent or materially interfere with consummation of the transactions contemplated hereby and by the Restructuring Agreements or (iii) prevent the Shares from being accepted for listing on, or result in the delisting of the Shares from, Nasdaq (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i), (ii) and (iii) being herein referred to as a “Material Adverse Effect”). Complete and correct copies of the charter and bylaws or other organizational documents of the

Company have been delivered to you, and, except as set forth in the exhibits to the Registration Statement, no changes therein will be made on or after the Applicable Time or on or before the time of purchase or, if applicable, any additional time of purchase.

(b) This Agreement has been, and, upon entry into by the Company, the Restructuring Agreements will have been, duly authorized, executed and delivered by the Company, and this Agreement is, and the Restructuring Agreements will be, legal, valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except as rights to indemnification contained herein may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Shares have been duly and validly authorized by the Company and, when issued and delivered by the Company against payment therefor as provided herein, will be validly issued, fully paid and non-assessable and will not have been issued in violation of any preemptive, subscription or similar right.

(c) No approval, authorization, consent or order of or filing with any federal, provincial, state, local or other governmental commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, but not limited to, the Nasdaq Global Market, Inc. (“Nasdaq”), or approval of the stockholders of the Company, is required to be obtained or made by the Company in connection with the execution and delivery of this Agreement and the Restructuring Agreements, the issuance and sale of the Shares or the consummation by the Company of the other transactions contemplated hereby or by the Restructuring Agreements, other than (i) registration of the offer and sale of the Shares under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), or (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, including pursuant to Canada’s National Instrument 45-106 - Prospectus and Registration Exemptions.

(d) The execution and delivery by the Company of this Agreement and the Restructuring Agreements and the performance by the Company of its obligations hereunder and thereunder, including the issuance and sale of the Shares and the consummation of the other transactions contemplated hereby and thereby does not and will not conflict with, result in any breach or violation of or constitute a default under (or constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or give the holder of any indebtedness the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under), nor result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to (i) any provisions of the charter, bylaws or other organizational documents of the Company, (ii) any provision of any license, permit, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company is a party or by which any of its properties may be bound or affected, (iii) any federal, provincial, state, local or foreign law, regulation or rule, or any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, but not limited to, the Nasdaq), or (iv) any decree, judgment or order applicable to the Company or any of its properties.

(e) The Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 PM, New York City time, on the date of determination of the public offering price for the Shares; no stop order of the Commission preventing or suspending the use of the Prospectus or any Preliminary Prospectus or Permitted Free Writing Prospectus or the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission; the Exchange Act Registration Statement has become effective as provided in Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(f) The Registration Statement complied when it became effective, complies as of the Applicable Time and, as amended or supplemented, at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with the requirements of the Act; the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Preliminary Prospectus complied, at the time it was filed with the Commission, and complies as of the Applicable Time, in all material respects with the requirements of the Act; the Disclosure Package [, when considered together with the pricing information set forth on Schedule B hereto,] does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus will comply, as of its date, and as of the date the Prospectus is filed with the Commission, and as of the time of purchase, each additional time of purchase, if any, in all material respects, with the requirements of the Act; the Prospectus will not, as of its date, and as of the date the Prospectus is filed with the Commission, and the time of purchase, any additional time of purchase, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning any Underwriter furnished in writing by or on behalf of such Underwriter through First Albany to the

Company expressly for use in the Registration Statement, such Preliminary Prospectus, the Prospectus or such Permitted Free Writing Prospectus.

(g) Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act), or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than any Preliminary Prospectus and any Permitted Free Writing Prospectus; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is accompanied or preceded by the most recent Preliminary Prospectus that contains a price range, and that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 and Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the Preliminary Prospectus dated March 28, 2007 is a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act, including a price range where required by rule; neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Shares contemplated hereby is solely the property of the Company; the Company has caused there to be made available at least one version of a “bona fide electronic road show” (as defined in Rule 433 under the Act) in a manner that, pursuant to Rule 433(d)(8)(ii) under the Act, causes the Company not to be required, pursuant to Rule 433(d) under the Act, to file, with the Commission, any Road Show.

(h) No person has a contractual or other right to act as an underwriter, or as a financial advisor to the Company, in connection with the offer and sale of the Shares or, except as described in the Registration Statement, the Disclosure Package and the Prospectus, to cause the Company to register under the Act the offer and sale of any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby.

(i) The capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus. As of the date of this Agreement, the Company’s capitalization is as set forth under the heading “As of July 31, 2006” in the section of the Registration Statement, any Preliminary Prospectus and the Prospectus entitled “Capitalization,” and as of the time of purchase and any additional time of purchase, as the case may be, the Company’s capitalization shall be as set forth under the heading “As Adjusted” in the section of the Registration Statement and the Prospectus entitled “Capitalization” (subject to the issuance of (i) 12,499,900 common shares to EndoResearch pursuant to the Restructuring Agreements and (ii) Additional Shares at any additional time of purchase). All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable federal, provincial and state securities laws and were not issued in violation of any preemptive, subscription or similar right. Except as described in the Registration Statement, the Disclosure Package and the Prospectus (i) no person has a contractual or other right to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company and (ii) no person has any preemptive or similar rights to purchase any shares of Common Stock or shares of any other capital stock or other equity interests of the Company.

(j) Immediately after the issuance and sale of the Shares to the Underwriters, no shares of preferred stock of the Company shall be issued or outstanding, and no holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company shall have any right to acquire any shares of preferred stock of the Company.

(k) The Company has no subsidiaries (as defined in the Act), and the Company does not own, directly or indirectly, any long-term debt or any equity interest in any firm, corporation, partnership, joint venture, association or other entity.

(l) The financial statements, together with the related schedules and notes, included in the Registration Statement, the Disclosure Package or the Prospectus present fairly the financial position of the Company and of EndoResearch as of the dates indicated and the results of operations and cash flows of the Company and of EndoResearch for the periods specified, have been prepared in compliance with the requirements of the Act and are in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved. Any pro forma financial statements or data included in the Registration Statement, the Disclosure Package or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act, and the adjustments used to prepare such pro forma financial statements or data are reasonable and have been properly applied to the historical amounts in the compilation of those statements or data. The other financial and statistical data set forth in the Registration Statement, the Disclosure Package or the Prospectus are accurately presented and prepared on a basis consistent with such financial statements and with the books and records of the Company or EndoResearch, as the case may be. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, any Preliminary Prospectus or the Prospectus that are not included as required.

(m) KPMG LLP, Canada, and Ernst & Young LLP, whose reports on the financial statements of the Company and/or EndoResearch are filed with the Commission as part of the Registration Statement, any Preliminary Prospectus or the Prospectus, are both independent public accountants as required by the Act and by Rule 3600T of the Public Company Accounting Oversight Board.

(n) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company has no material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), and is not the “primary beneficiary” of any “variable interest entities” (as such terms are used in Financial Accounting Standards Board Interpretation No. 46). Any disclosure contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus that meets the definition of “non-GAAP financial measures” set forth in the rules and regulations of the Commission comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act.

(o) Subsequent to the date of the most recent audited balance sheet of the Company included in the Registration Statement, the Disclosure Package and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, operations, properties, prospects, management, condition (financial or other) or results of operations of the Company or EndoResearch, (ii) except as described in the Registration Statement, the Disclosure Package and the Prospectus relating to the transactions contemplated by the Restructuring Agreements, any transaction which is material to the Company, (iii) except as described in the Registration Statement, the Disclosure Package and the Prospectus relating to the transactions contemplated by the Restructuring Agreements, any obligation or liability, direct or contingent, which is material to the Company, incurred by the Company, (iv) except as described in the Registration Statement, the Disclosure Package and the Prospectus relating to the transactions contemplated by the Restructuring Agreements, any change in the capital stock of the Company or in the outstanding indebtedness of the Company or EndoResearch or (v) except as described in the Registration Statement, the Disclosure Package and the Prospectus relating to the transactions contemplated by the Restructuring Agreements, any dividend or distribution of any kind declared, paid or made on the capital stock of the Company.

(p) The Company is not in breach or violation of, or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, or constitute a default under, or give the holder of any indebtedness the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) its charter, bylaws or other organizational documents, (ii) any provision of any license, permit, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company is a party or any of its properties may be bound or affected and which breach, violation or default would have a Material Adverse Effect, (iii) any federal, state, local or foreign law, regulation or rule or any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, but not limited to, the Nasdaq) and which breach, violation or default would have a Material Adverse Effect, or (iv) any decree, judgment or order applicable to the Company or any of its properties.

(q) The Company has obtained and possesses, or will obtain and possess upon completion of the transactions contemplated by the Restructuring Agreements, all necessary licenses, permits, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule (collectively, “Permits”), and has obtained, or will obtain and possess upon completion of the transactions contemplated by the Restructuring Agreements, all necessary authorizations, consents and approvals from other persons (collectively, “Approvals”), in order to conduct its business as contemplated by the Registration Statement, the Disclosure Package or the Prospectus, other than such Permits and Approvals the failure of which to obtain, possess or file would not, individually or in the aggregate, have a Material Adverse Effect. The Company is not in violation of, or in default under, and has not received notice of any proceedings relating to revocation or modification of, any Permit or Approval, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(r) All contracts, leases, documents, properties or affiliate transactions of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Company or EndoResearch, threatened to which the Company, EndoResearch or any directors or officers of the Company is a party and which results in a material adverse effect, or which might materially adversely affect any of the Company’s properties, before or by any federal, state, local or foreign court or governmental commission, board, body, authority or agency, before any arbitrator or mediation panel or other body, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, but not limited to, the Nasdaq).

(s) The Company has, or will upon completion of the transactions contemplated by the Restructuring Agreements will have, good title to all real and personal property owned or licensed or to which the Company has or will have rights, or described in the Registration Statement, the Disclosure Package or the Prospectus as being owned by it, or necessary to conduct its business as contemplated by the Registration Statement, the Disclosure Package and the Prospectus, free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the Disclosure Package and the Prospectus or such as would not, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, all real property and buildings held or to be held under lease by the Company are or will be held by it under valid, subsisting and enforceable leases with such exceptions as do not materially interfere with the use made and proposed to be made of such property and buildings by the Company, as the case may be.

(t) The Company and any of its properties, assets and operations are in compliance with, and the Company holds all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect. There are no past, present or, to the knowledge of the Company, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company under, or to interfere with or prevent material compliance by the Company with, Environmental Laws. Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company is not (i) the subject of any investigation, (ii) in the receipt of any notice or claim, (iii) a party to or affected by any pending or threatened action, suit or proceeding, (iv) bound by any judgment, decree or order or (v) entered into any agreement, in each case relating to any actual or alleged violation of any Environmental Law or any actual or alleged release or threatened release or clean-up (at any location) of any Hazardous Materials (as defined below). As used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, clean-up or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Material” means any material (including, without limitation, pollutants, contaminants and hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law. In the ordinary course of its business, the Company conducts a periodic review of the effect of the Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws, any related constraints on operating activities and any potential liabilities to third parties).

(u) Other than as set forth in the Registration Statement, the Disclosure Package and the Prospectus, the Company owns or has valid licenses to use, or will own or have such valid licenses upon completion of the transactions contemplated by the Restructuring Agreements, all patents, trademarks, servicemarks, trade names, copyrights, trade secrets, information, proprietary rights and processes (“Intellectual Property”) that are described in the Registration Statement, the Disclosure Package or the Prospectus as owned, licensed or otherwise controlled by the Company (or to be owned, licensed or otherwise controlled by the Company upon completion of the Restructuring Transactions) or are material to its business as proposed to be conducted (including the commercialization of products or services described in the Registration Statement, the Disclosure Package or the Prospectus), in each case as such business is described in the Registration Statement, the Disclosure Package or the Prospectus

(collectively, the “Company IP”), without, to the knowledge of the Company or EndoResearch, infringement of the rights of others, and the Company or EndoResearch has taken all steps reasonably necessary to secure for the Company interests in the Company IP. Neither the Company nor EndoResearch is subject to any judgment, order, injunction or decree, or is a party to any agreement, which restricts or impairs in any material respect the Company’s use of the Company IP. No claims have been asserted by any third party with respect to the validity, scope or enforceability of the Company IP, or with respect to the Company’s or EndoResearch’s ownership of or right to use any of the Company IP, and to the knowledge of the Company or EndoResearch there is no reasonable basis for any such claim. The Company and EndoResearch (as applicable) have complied with the terms of any agreement pursuant to which the Company IP has been licensed to the Company and/or EndoResearch, and all such agreements are in full force and effect. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor EndoResearch is aware of any options, licenses or agreement pursuant to which third parties possess rights to the Company IP. None of the technology employed or to be employed by the Company as contemplated by the Registration Statement, the Disclosure Package or the Prospectus has been obtained or is used or proposed to be used by the Company in violation of any rights of a third party. To the knowledge of the Company and EndoResearch, the Company would not, by conducting its business as described in the Registration Statement, the Disclosure Package or the Prospectus and commercializing the products under development described therein, infringe the Intellectual Property of a third party, and neither the Company nor EndoResearch has received any notice of a claim by a third party to the contrary.

(v) The clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by EndoResearch or in which the product candidates described in the Registration Statement, the Disclosure Package or the Prospectus participated, or the results of which are referred to in the Registration Statement, the Disclosure Package or the Prospectus were and, if still pending, are being conducted in accordance with standard medical and scientific research procedures. The descriptions in the Registration Statement, the Disclosure Package or the Prospectus of the results of such studies and tests are accurate and complete in all material respects and fairly present the data derived from such studies and tests, and neither the Company nor EndoResearch has knowledge of any other studies or tests the results of which are inconsistent with or otherwise call into question the results described or referred to in the Registration Statement, the Disclosure Package or the Prospectus. Except to the extent described in the Registration Statement, the Disclosure Package and the Prospectus, the Company and EndoResearch have operated and currently are in compliance in all material respects with all applicable rules, regulations and policies of Health Canada and the U.S. Food and Drug Administration and any other comparable drug regulatory agencies outside of Canada and the United States (collectively, the “Regulatory Authorities”). Except to the extent described in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor EndoResearch has received any notices or other correspondence from the Regulatory Authorities or any other governmental agency requiring the termination, suspension or modification of any clinical or pre-clinical studies or tests that are described in the Registration Statement, the Disclosure Package or the Prospectus or the results of which are referred to in the Registration Statement, the Disclosure Package and the Prospectus.

(w) All tax returns required to be filed by the Company have been filed, other than those filings being contested in good faith, and all taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

(x) The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform such function, and the Company and the Company’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the Nasdaq promulgated thereunder and the corporate governance rules of Nasdaq that foreign private issuers listing on Nasdaq are required to be in compliance with prior to the time of purchase.

(y) The Company has not directly or indirectly made any loan to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company. On or after July 30, 2002, the Company has not, directly or indirectly, including through any subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002.

(z) The Company maintains insurance of the type and in the amounts reasonably adequate for its business, including, but not limited to, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and other risks customarily insured against, all of which insurance is in full force and effect.

(aa) No labor dispute exists with respect to the employees of the Company or EndoResearch or, to the knowledge of the Company and EndoResearch, with respect to any of the customers or suppliers of the Company or EndoResearch. To the knowledge of the Company and EndoResearch, no labor dispute is imminent that would, individually or in the aggregate, have a Material Adverse Effect.

(bb) Neither the Company nor EndoResearch is engaged in any unfair labor practice that could, individually or, in the aggregate, have a Material Adverse Effect. Except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or EndoResearch before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Company or EndoResearch, threatened against the Company or EndoResearch and (C) no union representation dispute currently existing concerning the employees of the Company or EndoResearch, and (ii) to the knowledge of the Company or EndoResearch, (A) no union organizing activities are currently taking place concerning the employees of the Company or EndoResearch and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or EndoResearch.

(cc) None of the Company, EndoResearch or any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, any Preliminary Prospectus or the Prospectus.

(dd) The Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of EndoResearch, each of the Company’s directors and officers and of all securities holders of the Company (assuming, for this purpose, the exercise or conversion of all outstanding securities or other rights exercisable or convertible, directly or indirectly, for shares of Common Stock).

(ee) Neither the Company nor EndoResearch has sent or received any notice of termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement, the Disclosure Package or the Prospectus or referred to or described in or filed as an exhibit to the Registration Statement, and no such termination has been threatened by the Company, EndoResearch or, to the knowledge of the Company and EndoResearch, any other party to any such contract or agreement.

(ff) All statistical and market-related data included in the Registration Statement, the Disclosure Package or the Prospectus are based on or derived from reliable and accurate sources, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(gg) The Company is not, and at no time during which a prospectus is required by the Act to be delivered (whether physically or through compliance with

Rule 172 under the Act or any similar rule) in connection with any sale of Shares will be, and, after giving effect to the offering and sale of the Shares, will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(hh) To the knowledge of the Company and EndoResearch, there are no affiliations or associations between any member of the National Association of Securities Dealers, Inc. (“NASD”) and the Company, EndoResearch or any of the Company’s officers, directors or 5% or greater security holders, except as described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus.

(ii) None of the Company, EndoResearch or, to the knowledge of the Company or EndoResearch, any director, officer, agent, employee or affiliate of the Company or EndoResearch, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”); and the Company, and, to the knowledge of the Company, its affiliates have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

(jj) The operations of the Company are and have been conducted at all times (including while conducted by EndoResearch) in compliance with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any federal, provincial, state, local or foreign agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or EndoResearch with respect to the Money Laundering Laws is pending or, to the knowledge of the Company and EndoResearch, threatened.

(kk) None of the Company, EndoResearch or any director, officer, agent, employee or affiliate of the Company or EndoResearch is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ll) The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act.

(mm) The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Canada and will be honored by courts in Canada; the Company and EndoResearch have the power to submit and, pursuant to Section 15 of this Agreement, have legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York Court (as defined Section 15 hereof).

(nn) Any final judgment for a fixed sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company or EndoResearch based upon this Agreement or the Shares would be recognized and enforced by the courts of Canada without re-examining the merits of the case; the agreement of the Company and EndoResearch, pursuant to Section 15 hereof, that this Agreement be construed in accordance with and governed by the laws of the State of New York will be recognized by the courts of Canada.

(oo) It is not necessary, in order to ensure the legality, validity, enforceability or admissibility into evidence in Canada of this Agreement or any document to be furnished pursuant to this Agreement, that any stamp or similar tax be paid in Canada or that this Agreement or any document to be furnished pursuant to this Agreement be filed or recorded with any court or other authority in Canada.

(pp) None of the Company, EndoResearch or any of their respective properties, assets or revenues have any right of immunity under Canadian federal or provincial law or New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Canadian, New York or U.S. federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement; and, to the extent that the Company, or EndoResearch or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and EndoResearch waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 15 of this Agreement;

In addition, any certificate signed by any officer of the Company or EndoResearch and delivered to you or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

3. Additional Representations and Warranties of EndoResearch. In addition to the representations and warranties made by EndoResearch in Section 2 hereof, EndoResearch represents and warrants to and agrees with each of the Underwriters that:

(a) EndoResearch has been duly organized and is validly existing as a corporation in good standing under the laws of Canada, with the requisite corporate power and authority to own, lease and operate its properties and conduct its business as currently conducted, to execute and deliver this Agreement and the Restructuring Agreements and to perform its obligations hereunder the thereunder.

(b) This Agreement has been, and, upon entry into by EndoReasearch, the Restructuring Agreements will have been, duly authorized, executed and delivered by EndoResearch, and this Agreement is, and the Restructuring Agreements will be, legal, valid and binding agreements of EndoResearch, enforceable against EndoResearch in accordance with their respective terms, except as rights to indemnification contained herein may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(c) No approval, authorization, consent or order of or filing with any federal, state, local or other governmental commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority, or approval of the stockholders of EndoResearch, is required to be obtained or made by EndoResearch in connection with the execution and delivery of this Agreement and the Restructuring Agreements and the performance by EndoResearch of its obligations hereunder and thereunder.

(d) The execution and delivery by EndoResearch of this Agreement and the Restructuring Agreements and the performance by EndoResearch of its obligations hereunder and thereunder does not and will not conflict with, result in any breach or violation of or constitute a default under (or constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or give the holder of any indebtedness the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under), nor result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of EndoResearch to be transferred to the Company upon completion of the transactions contemplated by the Restructuring Agreements pursuant to (i) any provisions of the charter, bylaws or other organizational documents of EndoResearch, (ii) any provision of any license, permit, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which EndoResearch is a party or by which any of such properties may be bound or affected, (iii) any federal, provincial, state, local or foreign law, regulation or rule, or any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority, or (iv) any decree, judgment or order applicable to EndoResearch or any of its properties.

(e) EndoResearch is not in breach or violation of, or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, or constitute a default under, or give the holder of any indebtedness the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) any of the agreements to be assigned and transferred to the Company by EndoResearch as contemplated by the Restructuring Agreements.

In addition, any certificate signed by any officer of EndoResearch or the Company and delivered to you or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by EndoResearch, as to matters covered thereby, to each Underwriter.

4. Certain Covenants of the Company. The Company hereby agrees:

(a) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the offering of the Shares may commence, to use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective as soon as possible;

(b) to advise you promptly and (if requested by you) to confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective and (ii) when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner in accordance with such Rules);

(c) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as you may designate and to use its best efforts to maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threat of any proceeding for such purpose;

(d) to make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule) a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, to prepare promptly upon request such amendment or amendments to the Registration Statement and such prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(e) to advise you promptly, confirming such advice in writing (if requested by you), of any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of, a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus and to file no such amendment or supplement to which you shall object in writing;

(f) if necessary or appropriate in connection with the offer and sale of the Shares, to file a Rule 462(b) Registration Statement in the manner prescribed by the Act so that such Rule 462(b) Registration Statement shall become effective upon filing;

(g) to furnish to you and, upon request, to each of the other Underwriters for a period of five years from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly, current and transition reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms, as may be designated by the Commission, (iii) copies of documents or reports filed with the Nasdaq or with any national securities exchange on which any class of securities of the Company is listed and (iv) such other information as you may reasonably request regarding the Company, in each case as soon as reasonably practicable after such reports, communications, documents or information become available;

(h) to advise the Underwriters promptly of the happening of any event occurring within the period during which a prospectus is required by the Act to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments to the Registration Statement and supplements to the Prospectus as may be necessary to reflect any such change and to furnish you a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

(i) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) and ending not later than [                    ];

(j) to furnish to you four conformed copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient additional conformed copies (other than exhibits) for distribution of a copy to each of the other Underwriters;

(k) to furnish to you as soon as reasonably practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements, if any, of the Company which have been read by the Company’s independent certified public accountants, as stated in their letter to be furnished pursuant to Section 7(h) hereof;

(l) to apply the net proceeds from the sale of the Shares substantially in the manner set forth under the caption “Use of Proceeds” in the Prospectus;

(m) to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, any Rule 462(b) Registration Statement, each Preliminary Prospectus, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares, including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including associated filing fees and the reasonable legal fees and disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the Nasdaq Global Market and any registration thereof under the Exchange Act, (vi) review of the public offering of the Shares by the NASD Regulation, Inc. (including associated filing fees and the reasonable legal fees and disbursements of counsel for the Underwriters), (vii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offer and sale of the Shares to prospective investors and your sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (viii) the costs and expenses of qualifying the Shares for inclusion in DTC’s book-entry settlement system and (ix) the performance of the Company’s other obligations hereunder; it being understood and agreed that except as expressly stated in this Agreement, the Underwriters shall be responsible for their own expenses, including the fees and expenses of their counsel;

(n) to comply with Rule 433(g) under the Act;

(o) for so long as the delivery of the Prospectus Act (whether physically or through compliance with Rule 172 under the Act or any similar rule) is required in connection with the offer or sale of the Shares, to furnish to you a reasonable period of time before filing with the Commission a copy of any document proposed to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act and to not make any filing to which you shall reasonably object;

(p) to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet, statement of income, stockholders’ equity and cash flows of the Company for such fiscal year, accompanied by a copy of the report thereon of nationally recognized independent certified public accountants duly registered with the Public Company Oversight Accounting Board);

(q) to not take, directly or indirectly, any action designed to or which may constitute or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(r) not to sell, offer or agree to sell, contract to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or any warrants or other rights to purchase Common Stock or any such securities or any other securities of the Company that are substantially similar to Common Stock, or file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, for a period of 180 days after the date hereof (the “Lock-Up Period”), without the prior written consent of First Albany, except for (i) the registration of the offer and sale of the Shares, and the sales of the Shares, to the Underwriters pursuant to this Agreement, (ii) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus and (iii) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus;

provided, however, that, if (i) during the period that begins on the date that is 15 calendar days plus 3 business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or significant news or a significant event relating to the Company occurs; or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Section 4(r) shall continue to apply until the expiration of the date that is 15 calendar days plus 3 business days after the date on which such significant news, such significant event or the issuance of such earnings release occurs;

(s) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock;

(t) subject to Section 4(o) hereof, to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus Act (whether physically or through compliance with Rule 172 under the Act or any similar rule) is required in connection with the offering or sale of the Shares, and to promptly notify you of such filing;

(u) not to, directly or indirectly, offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Preliminary Prospectuses and the Permitted Free Writing Prospectuses, if any;

(v) to use its best efforts to cause the Common Stock to be listed for quotation on the Nasdaq Global Market and to maintain such listing; and

(w) to complete the Restructuring Transactions, in the manner contemplated by the Registration Statement, Disclosure Package and the Prospectus, at or prior to the time of purchase.

5. Certain Covenants of EndoResearch. EndoResearch agrees:

(a) to advise the Underwriters promptly of the happening of any event occurring within the period during which a prospectus is required by the Act to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading;

(b) to not take, directly or indirectly, any action designed to or which may constitute or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(c) not to sell, offer or agree to sell, contract to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or any warrants or other rights to purchase Common Stock or any such securities or any other securities of the Company that are substantially similar to Common Stock for a period of 180 days after the date hereof (the “Lock-Up Period”), without the prior written consent of First Albany; provided, however, that, if (i) during the period that begins on the date that is 15 calendar days plus 3 business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or significant news or a significant event relating to the Company of EndoResearch occurs; or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Section 4(r) shall continue to apply until the expiration of the date that is 15 calendar days plus 3 business days after the date on which such significant news, such significant event or the issuance of such earnings release occurs;

(d) if the Company does not fully satisfy the terms of Section 4(m) hereof, EndoResearch will pay all of the remaining costs, expenses, fees and taxes in connection with the provisions set forth in Section 4(m) hereof;

(e) not to, directly or indirectly, offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Preliminary Prospectuses and the Permitted Free Writing Prospectuses, if any;

(f) to take all steps necessary to cause the Company to fully satisfy all of the obligations, with respect to the Company, contemplated hereunder by this Agreement; and

(g) to complete the Restructuring Transactions, in the manner contemplated by the Registration Statement, the Disclosure Package and the Prospectus, at or prior to the time of purchase.

6. Reimbursement of Underwriters’ Expenses. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the last paragraph of Section 9 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company and EndoResearch, jointly and severally, agree, in addition to paying the amounts described in Section 4(m) hereof, to the extent actually incurred and accountable by the Underwriters, to reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.

7. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder to purchase Shares at the time of purchase or any additional time of purchase shall be subject to the following conditions precedent:

(a) All of the representations and warranties of the Company and EndoResearch shall be true and correct on the date hereof and at the time of purchase and, with respect to the purchase of Shares at any additional time of purchase, at such additional time of purchase, as if made at the time of purchase and such additional time of purchase (giving effect, in each instance, to the completion of the transfers between EndoResearch and the Company and the other transactions described in the Registration Statement, the Disclosure Package and the Prospectus as to occur at the time of purchase).

(b) The Company shall have performed all of its obligations hereunder required to be performed by such date.

(c) The Restructuring Agreements shall have been executed and delivered by each of the Company and EndoResearch, and all of the obligations of the parties thereto to have been performed by the time of purchase shall have been performed in full.

(d) You shall have received, at the time of purchase and at any such additional time of purchase, as the case may be, an opinion of Fasken Martineau DuMoulin LLP, Canadian counsel for the Company and EndoResearch, addressed to the Underwriters and dated the time of purchase or such additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form and substance satisfactory to you, in the form set forth in Exhibit B hereto.

(e) You shall have received, at the time of purchase and at any such additional time of purchase, as the case may be, an opinion of Eaton & Van Winkle LLP, U.S. counsel for the Company and EndoResearch, addressed to the Underwriters and dated the time of purchase or such additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form and substance satisfactory to you, in the form set forth in Exhibit C hereto.

(f) You shall have received, at the time of purchase and at any such additional time of purchase, as the case may be, the opinion of Ostrolenk, Faber, Gerb & Soffen, LLP, patent counsel to EndoResearch and to the Company, addressed to the Underwriters and dated the time of purchase or such additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form and substance satisfactory to you, in the form set forth in Exhibit D hereto.

(g) You shall have received, at the time of purchase and at any such additional time of purchase, as the case may be, the opinion of Dewey Ballantine LLP, U.S. counsel for the Underwriters, dated the time of purchase or such additional time of purchase, as the case may be, with respect to the issuance and sale of the Shares by the Company, the Registration Statement, the Disclosure Package, the Prospectus and such other related matters as the Underwriters may require.

(h) You shall have received from KPMG LLP, Canada, and Ernst & Young LLP letters dated, respectively, the date of this Agreement and the time of purchase and any such additional time of purchase, as the case may be, and addressed to the Underwriters (with reproduced copies for each of the other Underwriters) in the forms approved by you.

(i) No amendment to the Registration Statement or supplement to any Preliminary Prospectus or to the Prospectus shall at any time have been filed to which you have objected in writing.

(j) The Registration Statement and any registration statement required to be filed, prior to the sale of the Shares, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act; the registration statement on form 8-A under the Exchange Act shall have become effective; and, if Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 PM New York City time on the second full business day after the date of this Agreement or such shorter period of time prescribed by such Rule 424(b).

(k) Prior to the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the Disclosure Package shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (iv) the Prospectus, and no amendment or supplement thereto shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(l) Between the time of execution of this Agreement and the time of purchase or any additional time of purchase, as the case may be (i) no change or any development involving a prospective change in the business, operations, properties, prospects, management, condition (financial or other) or results of operations of the Company, shall occur or become known and (ii) no transaction shall have been entered into by the Company, the effect of which, in any case referred to in clause (i) or (ii) above, is, in your sole judgment, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package or the Prospectus (exclusive of any supplement thereto).

(m) The Company will, at the time of purchase or any such additional time of purchase, as the case may be, deliver to you a certificate, dated the time of purchase or such additional time of purchase, as the case may be, signed by its chief executive officer and its chief financial officer, in the form attached hereto as Exhibit E.

(n) EndoResearch will, at the time of purchase or any such additional time of purchase, as the case may be, deliver to you a certificate, dated the time of purchase or such additional time of purchase, as the case may be, signed by its chief executive officer, in the form attached hereto as Exhibit F.

(o) You shall have received each of the signed Lock-Up Agreements referred to in Section 2(dd) hereof, and each such Lock-Up Agreement shall be in full force and effect at the time of purchase and such additional time of purchase, as the case may be.

(p) The Shares shall have been approved for inclusion in the Nasdaq Global Market, subject only to notice of issuance at or prior to the time of purchase or any such additional time of purchase, as the case may be.

(q) Between the time of execution of this Agreement and the time of purchase or any such additional time of purchase, as the case may be (i) no downgrading shall have occurred in the rating accorded any securities of, or guaranteed by, the Company by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act, and (ii) no such organization shall have announced or given notice of any intended or potential downgrading in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(r) The Company and EndoResearch shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Disclosure Package and the Prospectus as of the time of purchase and any additional time of purchase, as the case may be, as you may reasonably request.

8. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in your absolute discretion if subsequent to the execution and delivery of this Agreement, there shall have occurred: (i) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in your sole judgment, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Shares, whether in the primary market or in respect of dealings in the secondary market; (ii) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or the Nasdaq Global Market, or any setting of minimum prices for trading on the New York Stock Exchange or the Nasdaq Global Market, or any suspension or material limitation of trading of any securities of the Company on the Nasdaq or on any exchange or in the over-the-counter market; (iii) any banking moratorium declared by U.S. Federal or New York authorities; (iv) any major disruption in commercial banking or settlements of securities or clearance services in the United States; or (v) any attack on, or outbreak or escalation of hostilities or act of terrorism involving, the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in your sole judgment, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impracticable or inadvisable to proceed with completion of the offering or the sale of and payment for the Shares on the terms and in the manner contemplated by the Registration Statement, the Disclosure Package or the Prospectus.

If you elect to terminate this Agreement as provided in this Section 8, you shall notify the Company, EndoResearch and each other Underwriter promptly by letter or telegram.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company or EndoResearch shall be unwilling or unable to comply with any of the terms of this Agreement, the Company and EndoResearch shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(m), 5(d), 6 and 10 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 10 hereof) or to one another hereunder.

9. Increase in Underwriters’ Commitments. Subject to Sections 7 and 8 hereof, if any Underwriter shall default in its obligation to purchase and pay for the Firm Shares to be purchased by it hereunder, and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to purchase and pay for does not exceed 10% of the total number of Firm Shares, then the non-defaulting Underwriters shall purchase and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Firm Shares shall be purchased and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Firm Shares shall be purchased and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A hereto.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with this Section 9, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement, the Disclosure Package or the Prospectus or other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 9 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

If the aggregate number of Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company or EndoResearch to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company or EndoResearch. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10. Indemnity and Contribution.

(a) The Company and EndoResearch, jointly and severally, agree to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading, (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 10 being deemed to include any Preliminary Prospectus, the Prospectus and any amendments or supplements to the foregoing), in any Issuer Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Company or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading, (iii) any untrue statement or alleged untrue statement made by the Company or EndoResearch in Section 2 or by EndoResearch in Section 3 hereof or the failure by the Company or EndoResearch to perform, when and as required, any agreement or covenant contained herein; or (iv) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or EndoResearch or based upon written information furnished by or on behalf of the Company or EndoResearch including, without limitation, slides, videos, films or tape recordings used in connection with the marketing of the Shares.

If any action, suit or proceeding (each, a “Proceeding”) is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company and EndoResearch (the “Company Indemnitors”) pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Company Indemnitors in writing of the institution of such Proceeding and the Company Indemnitors shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company Indemnitors shall not relieve the Company Indemnitors from any liability which the Company Indemnitors may have to any Underwriter or any such person or otherwise. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company Indemnitors in connection with the defense of such Proceeding or the Company Indemnitors shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company Indemnitors (in which case the Company Indemnitors shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company Indemnitors jointly and severally and paid as incurred (it being understood, however, that the Company Indemnitors shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company Indemnitors shall not be liable for any settlement of any Proceeding effected without the written consent of the Company Indemnitors, but if settled with the written consent of the Company Indemnitors, the Company Indemnitors jointly and severally agree to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested the Company Indemnitors to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the Company Indemnitors agree that they shall be jointly and severally liable for any settlement of any Proceeding effected without the Company Indemnitors’ written consent if (i) such settlement is entered into more than 60 business days after receipt by the Company Indemnitors of the aforesaid request, (ii) the Company Indemnitors shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) the indemnified party shall have given the Company Indemnitors at least 30 days’ prior notice of its intention to settle. The Company Indemnitors shall not, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company Indemnitors, their respective directors and officers, and any person who controls the Company Indemnitors within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which the Company Indemnitors or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, a Prospectus or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

If any Proceeding is brought against Company Indemnitors or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company Indemnitors or such person shall promptly notify such

Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company Indemnitors or any such person or otherwise. The Company Indemnitors or such person shall have the right to employ their or its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company Indemnitors or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company Indemnitors and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

(c) If the indemnification provided for in this Section 10 is unavailable to an indemnified party under subsections (a) or (b), as applicable, of this Section 10 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company Indemnitors on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company Indemnitors on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company Indemnitors, on the one hand, or by the Underwriters, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d) The Company Indemnitors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 10, in no case shall any Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several in proportion to their respective underwriting commitments and not joint.

(e) The indemnity and contribution agreements contained in this Section 10 and the covenants, warranties and representations of the Company Indemnitors contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company Indemnitors, their respective directors or officers or any person who controls any of the foregoing within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company Indemnitors and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company Indemnitors, against any of the officers or directors of the Company Indemnitors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, any Preliminary Prospectus, the Prospectus, any Permitted Free Writing Prospectus or any Issuer Free Writing Prospectus.

11. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to First Albany Capital Inc., One Penn Plaza, 42nd Floor, New York, NY 10119, Attention: Syndicate Department; if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 2989, de la Promenade, Quebec (Quebec), G1W 2J5, Canada, Attention: Dr. Fernand Labrie; and if to EndoResearch, shall be sufficient in all respects if delivered or sent to EndoResearch at the offices of EndoResearch at 2989, de la Promenade, Quebec (Quebec), G1W 2J5, Canada, Attention: Dr. Fernand Labrie. All notices hereunder shall be effective upon receipt by the party to which it is addressed.

12. No Fiduciary Relationship. The Company and EndoResearch hereby acknowledge that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Company’s securities. The Company and EndoResearch further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company or EndoResearch or their respective managements, stockholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company or EndoResearch, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company and EndoResearch hereby confirm their respective understandings and agreements to that effect. The Company, EndoResearch and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company or EndoResearch regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company or EndoResearch. The Company, EndoResearch and the Underwriters agree that the Underwriters are acting as principal and not the agent or fiduciary of the Company, and the Underwriters have not assumed, and the Underwriters will not assume, any advisory responsibility in favor of the Company or EndoResearch with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Company or EndoResearch on other matters). The Company and EndoResearch hereby waive and release, to the fullest extent permitted by law, any claims that the Company and EndoResearch may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Company or EndoResearch in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

13. Information Furnished by the Underwriters. The statements set forth in the seventh, eighth, twelfth, thirteenth, fourteenth, and fifteenth paragraphs under the caption “Underwriting” in the Prospectus, only insofar as such statements relate to the amount of selling concession and reallowance or to over-allotment and stabilization activities that may be undertaken by the Underwriters, constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 2 and 10 hereof.

14. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

15. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York (collectively, the “New York Courts”), which courts shall have jurisdiction over the adjudication of such matters, and you, the Company and EndoResearch consent to the jurisdiction of such courts and personal service with respect thereto. The Company and EndoResearch hereby irrevocably consent and attorn to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against an Underwriter or any indemnified party. Each Underwriter, the Company and EndoResearch (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and EndoResearch agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding thereupon, and may be enforced in any other courts in the jurisdiction to which the Company or EndoResearch is or may be subject, by suit upon such judgment.

16. Judgment Currency. The Company and EndoResearch, jointly and severally, hereby covenant and agree that the following provisions shall apply to conversion of currency in respect of this Agreement:

If for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country other than the United States, it becomes necessary to convert into any other currency (the “Judgment Currency”) an amount due in United States Dollars, then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day which judgment is given or the order of enforcement is made, as the case may be. The term “rate(s) of exchange” shall mean the rate at which the Underwriters are able or would have been able on the relevant date to purchase, at such money center bank in the City of New York as you designate at such time, United States Dollars with judgment currency above and includes any premiums and costs of exchange payable.

The Company and EndoResearch, jointly and severally, hereby agree to indemnify the Underwriters and each other indemnified party related to the Underwriters against any loss incurred by any of them as a result of any judgment or order being given or made for any amount due under this Agreement and such judgment or order being expressed and paid in the judgment currency or as a result of any variation between (i) the rate of exchange at which the United States Dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the spot rate of exchange in the City of New York at which such Underwriter or other indemnified party is, on the date of payment of such judgment or order, able to purchase United States Dollars with the amount of the judgment currency actually paid by the Company and EndoResearch. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “spot rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, United States Dollars.

17. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company, EndoResearch and, to the extent provided in Section 10 hereof, the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

18. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

19. Successors and Assigns. This Agreement shall be binding upon the Underwriters, EndoResearch and the Company and their successors and assigns and any successor or assign of any substantial portion of both the Company’s and EndoResearch’s and any of the Underwriters’ respective businesses and/or assets.

If the foregoing correctly sets forth the understanding among the Company, EndoResearch and the Underwriters, please so indicate in the space provided below for such purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company, EndoResearch and the several Underwriters.

Very truly yours,

ENDOCEUTICS, INC.

By:
Name:
Title:

ENDORESEARCH, INC.

By:
Name:
Title:

Accepted and agreed to as of the date

first above written:

First Albany Capital Inc.

Oppenheimer & Co. Inc.

Stifel, Nicolaus & Company, Incorporated

By:	FIRST ALBANY CAPITAL INC.

By:
Name:
Title:

SCHEDULE A

Underwriter	Number of Firm Shares
First Albany Capital Inc.
Oppenheimer & Co. Inc
Stifel, Nicolaus & Company, Incorporated

Total	5,750,000

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SCHEDULE B

PERMITTED FREE WRITING PROSPECTUSES

(Excluding Electronic Roadshows)

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EXHIBIT A

ENDOCEUTICS, INC.

Common Stock

[Date]

First Albany Capital Inc.

Oppenheimer & Co. Inc.

Stifel, Nicolaus & Company, Incorporated

c/o First Albany Capital Inc.

     One Penn Plaza, 42nd Floor

     New York, New York 10119

Ladies and Gentlemen:

This Lock-Up Letter Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and among EndoCeutics, Inc., a corporation incorporated under the laws of Canada (the “Company”), EndoResearch, Inc., a corporation incorporated under the laws of Canada (“EndoResearch”) and you, as the Underwriters listed on Schedule A hereto, with respect to the public offering (the “Offering”) of common stock, no par value per share, of the Company (the “Common Stock”).

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, during the period (the “Lock-Up Period”) that begins on the date hereof and ends as of the close of business, New York time, on the 181st day after the date of the final prospectus relating to the Offering, the undersigned will not, directly or indirectly, without the prior written consent of First Albany Capital Inc., (i) sell, offer to sell, contract to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, or file or participate in the filing of a registration statement with the Securities and Exchange Commission (the “Commission”) with respect to, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or any warrants or other rights to purchase Common Stock or any such security, except for the exercise of any stock option by the undersigned, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or any warrants or other rights to purchase Common Stock or any such security, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce an

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intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the registration of, or sale to the Underwriters of, any Common Stock pursuant to the Offering and the Underwriting Agreement, (b) bona fide gifts, provided the recipient or recipients thereof agree in writing to be bound by the terms of this Lock-Up Letter Agreement or (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing to be bound by the terms of this Lock-Up Letter Agreement. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendant, father, mother, brother or sister of the undersigned.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, during the Lock-Up Period, the undersigned will not, directly or indirectly, without the prior written consent of First Albany Capital Inc., make any demand for, or exercise any right with respect to, the registration of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock.

In addition, if (i) during the period that begins on the date that is 15 calendar days plus 3 business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or significant news or a significant event relating to the Company occurs; or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Letter Agreement shall continue to apply until the expiration of the date that is 15 calendar days plus 3 business days after the date on which such significant news, such significant event or the issuance of such earnings release occurs.

This Lock-Up Letter Agreement shall be terminated and the undersigned shall be released from the undersigned’s obligations hereunder (i) upon the date the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) upon the date the registration statement filed with the Securities and Exchange Commission with respect to the Offering is withdrawn or (iii) upon the date the Underwriting Agreement is terminated, for any reason, prior to the “time of purchase” (as defined in the Underwriting Agreement).

Yours very truly,

Name:

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EXHIBIT B

[INTENTIONALLY OMITTED]

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EXHIBIT C

[INTENTIONALLY OMITTED]

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EXHIBIT D

[INTENTIONALLY OMITTED]

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EXHIBIT E

OFFICERS’ CERTIFICATE

Each of the undersigned, Dr. Fernand Labrie, President and Chief Executive Officer of EndoCeutics, Inc., a corporation incorporated under the laws of Canada (the “Company”), and Claude Dore, Chief Financial Officer of the Company, does hereby certify pursuant to Section 7(m) of that certain Underwriting Agreement dated             , 2007 (the “Underwriting Agreement”) between the Company EndoResearch and, on behalf of the several Underwriters named therein (the “Underwriters”), First Albany Capital Inc., Oppenheimer & Co. Inc. and Stifel, Nicolaus & Company, Incorporated, that as of             , 2007:

1. He has reviewed the Registration Statement, the Disclosure Package and the Prospectus and each Permitted Free Writing Prospectus.

2. The representations and warranties of the Company as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.

3. The Company has performed and complied with all of its obligations and agreements and satisfied all conditions on its part to be performed, complied with or satisfied under the Underwriting Agreement at or prior to the date hereof.

4. No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are contemplated by the Commission.

5. The Registration Statement and all amendments thereto do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus and all amendments or supplements thereto do not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

6. All of the transactions contemplated by the Restructuring Agreements to be completed as of the closing of the offering of the Shares have been completed.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have hereunto set their hands on this         day of             , 2007.

Name:	Dr. Fernand Labrie
Title:	President and Chief Executive Officer

Name:	Claude Dore
Title:	Chief Financial Officer

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EXHIBIT F

OFFICERS’ CERTIFICATE

The undersigned, Dr. Fernand Labrie, President and Chief Executive Officer of EndoResearch, Inc., a corporation incorporated under the laws of Canada (the “Company”), does hereby certify pursuant to Section 7(n) of that certain Underwriting Agreement dated             , 2007 (the “Underwriting Agreement”) between the Company and, on behalf of the several Underwriters named therein (the “Underwriters”), First Albany Capital Inc., Oppenheimer & Co. Inc. and Stifel, Nicolaus & Company, Incorporated, that as of             , 2007:

1. He has reviewed the Registration Statement, the Disclosure Package and the Prospectus and each Permitted Free Writing Prospectus.

2. The representations and warranties of the EndoResearch as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.

3. EndoResearch has performed and complied with all of its obligations and agreements and satisfied all conditions on its part to be performed, complied with or satisfied under the Underwriting Agreement at or prior to the date hereof.

4. No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are contemplated by the Commission.

5. All of the transactions contemplated by the Restructuring Agreements to be completed as of the closing of the offering of the Shares have been completed.

6. The Company has obtained and possesses, or will obtain and possess upon completion of the transactions contemplated by the Restructuring Agreements all necessary licenses, permits, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

F-1

IN WITNESS WHEREOF, the undersigned have hereunto set his hands on this         day of             , 2007.

Name:	Dr. Fernand Labrie
Title:	President and Chief Executive Officer

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